UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009

CASH SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-31955	87-0398535
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On March 13, 2009, Cash Systems, Inc. (the “Company”) issued a press release announcing a Summary Notice of Proposed Settlement of Class Action in a matter pending in the District Court for Clark County, Nevada captioned Steven R. Staehr, on behalf of himself and all others similarly situated, vs. Cash Systems, Inc., Michael D. Rumbolz, Patricia W. Becker, Patrick R. Cruzen, Donald D. Snyder, Don R. Kornstein and Alpine Advisors, LLC (the “Litigation”). A copy of the press release is attached hereto as Exhibit 99.1.
A copy of a Notice of Pendency and Settlement of Class Action relating to the Litigation is attached hereto as Exhibit 99.2. A copy of a Stipulation of Settlement relating to the Litigation may be viewed on the Company’s website at www.cashsystemsinc.com.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Document

99.1	Press Release regarding the Summary Notice of Proposed Settlement of Class Action

99.2	Notice of Pendency and Settlement of Class Action

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASH SYSTEMS, INC.
Date: March 13, 2009	By:	/s/ Scott Betts
Scott Betts
President

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release regarding the Summary Notice of Proposed Settlement of Class Action

99.2	Notice of Pendency and Settlement of Class Action